CORRECTING AND REPLACING: TRAEGER ANNOUNCES SECOND QUARTER FISCAL 2023 RESULTS

SALT LAKE CITY, Ut., August 7, 2023 (BUSINESS WIRE) -- Traeger, Inc. ("Traeger" or the "Company") (NYSE: COOK), creator and category leader of the wood pellet grill, today announced corrections to its press release issued August 2, 2023, announcing the Company’s unaudited financial results for the second quarter ended June 30, 2023. The corrections to the financials presented in the press release are non-cash, and do not change the Company's revenues, Adjusted net income, or Adjusted EBITDA. The corrections do not change the Company’s 2023 revenue or Adjusted EBITDA guidance, and the Company reiterates the guidance it provided in its second quarter earnings release issued on August 2, 2023.
The corrections relate to accounting treatment for the Company’s dedesignation of its interest rate swap which occurred in the first quarter of 2023, in which the Company discontinued cash flow hedge accounting, and result in a decrease in net loss to $30.2 million for the three months ended June 30, 2023 and an increase in net loss to $41.1 million for the six months ended June 30, 2023.

The corrected press release reads:

Second Quarter FY 23 Results
•Total revenues decreased 14.4% to $171.5 million
•Gross profit margin of 36.9%, up 25 basis points compared to prior year
•Net loss of $30.2 million compared to net loss of $133.1 million compared to the prior year
•Adjusted EBITDA of $21.5 million, up from $17.0 million in the prior year
•26% sequential reduction in balance sheet inventory driven by strategic inventory management
•Raises FY 2023 revenue and Adjusted EBITDA guidance

Operating Results for the Second Quarter
Total revenue decreased by 14.4% to $171.5 million, compared to $200.3 million in the second quarter last year.
•Grills decreased 20.9% to $93.1 million as compared to the second quarter last year. The decrease was primarily driven by lower average selling prices in addition to decreased unit volumes.
•Consumables decreased 17.1% to $34.9 million as compared to the second quarter last year. The decrease was driven by lower unit volumes in addition to decreased average selling prices.
•Accessories increased 7.4% to $43.5 million as compared to the second quarter last year. This increase was driven primarily by increased average selling prices for Traeger branded accessories and increased revenue due to sales of MEATER smart thermometers.
North America revenue declined 15.6% in the second quarter compared to the prior year. Rest of World revenues increased 3.0% in the second quarter compared to the prior year.
Gross profit decreased to $63.3 million, compared to $73.4 million in the second quarter last year. Gross profit margin was 36.9% in the second quarter, compared to 36.7% in the same period last year. The increase in gross margin was driven primarily by favorability from freight costs and foreign exchange rates, offset by increased dilution.
Sales and marketing expenses were $27.9 million, compared to $42.1 million in the second quarter last year. The decrease in sales and marketing expense was driven by reduced investments in advertising costs and lower costs for commissions and travel related expenses.
General and administrative expenses were $52.4 million, compared to $31.4 million in the second quarter last year. The increase in general and administrative expense was driven by higher equity-based compensation expense of $32.1 million primarily due to the cancellation of the unearned CEO and initial public offering performance-based restricted stock units, as well as higher costs for professional fees. The increases were partially offset by lower employee related costs.
Net loss was $30.2 million in the second quarter, or a loss of $0.25 per diluted share, as compared to net loss of $133.1 million in the second quarter of last year, or a loss of $1.13 per diluted share.1
Adjusted net income was $4.3 million, or $0.04 per diluted share as compared to adjusted net income of $3.9 million, or $0.03 per diluted share in the second quarter last year.2
Adjusted EBITDA was $21.5 million in the second quarter as compared to $17.0 million in the same period last year.2
1 There were no potentially dilutive securities outstanding as of June 30, 2023 and 2022.
2 Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Balance Sheet
Cash and cash equivalents at the end of the second quarter totaled $14.5 million, compared to $39.1 million at December 31, 2022.
Inventory at the end of the second quarter was $97.8 million, compared to $153.5 million at December 31, 2022. The decrease in inventory was driven primarily by strategic inventory management.

Guidance For Full Year Fiscal 2023
The Company is increasing its total revenue and Adjusted EBITDA guidance for Fiscal 2023. The Company's updated outlook reflects better than anticipated results in the first half of the year and expected growth in revenue and EBITDA in the second half of the year.
•Total revenue is expected to be between $585 million and $600 million
•Gross Margin is expected to be between 36% and 37%
•Adjusted EBITDA is expected to be between $55 million and $59 million
A reconciliation of Adjusted EBITDA guidance to Net Loss on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, other (income) expense, stock-based compensation, goodwill impairment, non-routine legal expenses, change in fair value of contingent consideration, and other adjustment items all of which are adjustments to Adjusted EBITDA.
About Traeger
Traeger, headquartered in Salt Lake City, is the creator and category leader of the wood pellet grill, an outdoor cooking system that ignites all-natural hardwoods to grill, smoke, bake, roast, braise, and barbecue. In 2023, Traeger entered the griddle category, further establishing its leadership position in the outdoor cooking space. Traeger grills are versatile and easy to use, empowering cooks of all skill sets to create delicious meals with flavor that cannot be replicated. Grills are at the core of our platform and are complemented by Traeger wood pellets, rubs, sauces, accessories, and MEATER smart thermometers.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our anticipated full year fiscal 2023 results. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our history of operating losses, our ability to manage our future growth effectively, our ability to expand into additional markets, our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products, our ability to cost-effectively attract new customers and retain our existing customers, our failure to maintain product quality and product performance at an acceptable cost, the impact of product liability and warranty claims and product recalls, the highly competitive market in which we operate, the use of social media and community ambassadors, a decline in sales of our grills, our dependence on three major retailers, risks associated with our international operations, our reliance on a limited number of third-party manufacturers and problems with (or loss of) our suppliers or an inability to obtain raw materials, and the ability of our stockholders to influence corporate matters and the other important factors discussed under the caption "Risk Factors" in our periodic and current reports filed with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by Part II, Item 1A. "Risk Factors" our Quarterly Report on Form 10-Q for the period ended June 30, 2023. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Nick Bacchus
Traeger, Inc.
investor@traeger.com

Media:
The Brand Amp
Traeger@thebrandamp.com

TRAEGER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$14,496	$39,055
Restricted cash	—	12,500
Accounts receivable, net	83,290	42,050
Inventories	97,803	153,471
Prepaid expenses and other current assets	29,842	27,162
Total current assets	225,431	274,238
Property, plant, and equipment, net	52,274	55,510
Operating lease right-of-use assets	11,284	13,854
Goodwill	74,725	74,725
Intangible assets, net	491,700	512,858
Other non-current assets	14,231	15,530
Total assets	$869,645	$946,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$18,563	$29,841
Accrued expenses	49,094	52,295
Line of credit	40,000	11,709
Current portion of notes payable	250	250
Current portion of operating lease liabilities	4,109	5,185
Current portion of contingent consideration	13,110	12,157
Other current liabilities	2,143	1,470
Total current liabilities	127,269	112,907
Notes payable, net of current portion	396,722	468,108
Operating leases liabilities, net of current portion	7,470	9,001
Contingent consideration, net of current portion	—	10,590
Deferred tax liability	10,378	10,370
Other non-current liabilities	281	870
Total liabilities	542,120	611,846
Commitments and contingencies—See Note 10
Stockholders' equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized and no shares issued or outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized
Issued and outstanding shares - 123,960,782 and 122,624,414 as of June 30, 2023 and December 31, 2022	12	12
Additional paid-in capital	923,048	882,069
Accumulated deficit	(611,571)	(570,475)
Accumulated other comprehensive income	16,036	23,263
Total stockholders' equity	327,525	334,869
Total liabilities and stockholders' equity	$869,645	$946,715

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$171,512	$200,270	$324,673	$423,980
Cost of revenue	108,181	126,829	205,919	267,895
Gross profit	63,331	73,441	118,754	156,085
Operating expenses:
Sales and marketing	27,915	42,051	49,990	76,905
General and administrative	52,371	31,436	79,050	72,152
Amortization of intangible assets	8,888	8,888	17,777	17,777
Change in fair value of contingent consideration	1,765	255	2,808	1,955
Goodwill impairment	—	111,485	—	111,485
Total operating expense	90,939	194,115	149,625	280,274
Loss from operations	(27,608)	(120,674)	(30,871)	(124,189)
Other income (expense):
Interest expense	(7,810)	(7,064)	(15,891)	(12,901)
Other income (expense), net	5,450	(5,350)	6,028	(4,806)
Total other expense	(2,360)	(12,414)	(9,863)	(17,707)
Loss before provision for income taxes	(29,968)	(133,088)	(40,734)	(141,896)
Provision for income taxes	198	46	362	198
Net loss	$(30,166)	$(133,134)	$(41,096)	$(142,094)
Net loss per share, basic and diluted	$(0.25)	$(1.13)	$(0.33)	$(1.20)
Weighted average common shares outstanding, basic and diluted	123,027,759	118,211,168	122,864,345	118,051,090
Other comprehensive income (loss):
Foreign currency translation adjustments	$35	$12	$3	$9
Change in cash flow hedge	—	5,735	(2,088)	12,324
Amortization of dedesignated cash flow hedge	(2,769)	—	(5,142)	—
Total other comprehensive income (loss)	(2,734)	5,747	(7,227)	12,333
Comprehensive loss	$(32,900)	$(127,387)	$(48,323)	$(129,761)

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(41,096)	$(142,094)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	7,462	6,023
Amortization of intangible assets	21,378	21,337
Amortization of deferred financing costs	1,026	979
Loss on disposal of property, plant and equipment	1,689	1,176
Stock-based compensation expense	40,979	27,434
Bad debt expense	189	(127)
Unrealized loss (gain) on derivative contracts	(2,066)	2,864
Amortization of dedesignated cash flow hedge	(5,142)	—
Change in fair value of contingent consideration	2,588	(1,325)
Goodwill impairment	—	111,485
Other non-cash adjustments	(17)	—
Change in operating assets and liabilities:
Accounts receivable	(40,979)	(18,709)
Inventories, net	55,668	(17,781)
Prepaid expenses and other current assets	(1,074)	(2,394)
Other non-current assets	(13)	23
Accounts payable and accrued expenses	(14,154)	(18,954)
Other non-current liabilities	(582)	13
Net cash provided by (used in) operating activities	25,856	(30,050)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(8,854)	(12,422)
Capitalization of patent costs	(223)	(305)
Proceeds from sale of property, plant, and equipment	2,450	—
Net cash used in investing activities	(6,627)	(12,727)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	86,500	110,600
Repayments on line of credit	(130,209)	(73,927)
Proceeds from long-term debt	—	12,500
Repayments of long-term debt	(103)	—
Principal payments on capital lease obligations	(251)	(217)
Payment of acquisition related contingent consideration	(12,225)	(9,275)
Taxes paid related to net share settlement of equity awards	—	(41)
Net cash provided by (used in) financing activities	(56,288)	39,640
Net decrease in cash, cash equivalents and restricted cash	(37,059)	(3,137)
Cash, cash equivalents and restricted cash at beginning of period	51,555	16,740
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14,496	$13,603

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

(Continued)	Six Months Ended June 30,
	2023	2022
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$20,487	$11,781
Cash paid for income taxes	$1,576	$1,988
NON-CASH FINANCING AND INVESTING ACTIVITIES
Equipment purchased under finance leases	$383	$344
Property, plant, and equipment included in accounts payable and accrued expenses	$1,813	$8,736

TRAEGER, INC.
RECONCILIATIONS OF AND OTHER INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
(unaudited)
In addition to our results and measures of performance determined in accordance with U.S. GAAP, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.
Each of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA Margin, and Adjusted Net Income Margin are key performance measures that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing each of Adjusted EBITDA and Adjusted Net Income, together with a reconciliation of Net Loss to each such measure, and providing Adjusted Net Income per share, together with a reconciliation of Net Loss per share to such measure, and Adjusted EBITDA Margin and Adjusted Net Income Margin, together with a reconciliation of Net Loss Margin to such measures, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation. For example, due to finite-lived intangible assets included on our balance sheet following our corporate reorganization in 2017, we have significant non-cash amortization expense attributable to the nature of our capital structure.
Each of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share are used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net Loss or Loss from Continuing Operations or Net Loss per share. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Each of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
The following table presents a reconciliation of Net Loss, Net Loss Margin and Net Loss per share, the most directly comparable financial measures calculated in accordance with U.S. GAAP, to Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Margin and Adjusted Net Income per share, respectively, on a consolidated basis.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollars in thousands, except share and per share amounts)
Net loss	$(30,166)	$(133,134)	$(41,096)	$(142,094)
Adjustments:
Other (income) expense (1)	(9,298)	3,401	(10,658)	4,075
Goodwill impairment	—	111,485	—	111,485
Stock-based compensation	33,036	11,951	40,979	27,434
Non-routine legal expenses (2)	248	1,051	481	2,969
Amortization of acquisition intangibles (3)	8,253	8,253	16,507	16,507
Change in fair value of contingent consideration	1,765	255	2,808	1,955
Other adjustment items (4)	526	668	669	1,081
Tax impact of adjusting items (5)	(46)	—	106	—
Adjusted net income	$4,318	$3,930	$9,796	$23,412

Net loss	$(30,166)	$(133,134)	$(41,096)	$(142,094)
Adjustments:
Provision for income taxes	198	46	362	198
Interest expense	7,810	7,064	15,891	12,901
Depreciation and amortization	14,587	14,242	28,841	27,419
Other (income) expense (6)	(6,529)	3,401	(5,516)	4,075
Goodwill impairment	—	111,485	—	111,485
Stock-based compensation	33,036	11,951	40,979	27,434
Non-routine legal expenses (2)	248	1,051	481	2,969
Change in fair value of contingent consideration	1,765	255	2,808	1,955
Other adjustment items (4)	526	668	669	1,081
Adjusted EBITDA	$21,475	$17,029	$43,419	$47,423

Revenue	$171,512	$200,270	$324,673	$423,980
Net loss margin	(17.6)%	(66.5)%	(12.7)%	(33.5)%
Adjusted net income margin	2.5%	2.0%	3.0%	5.5%
Adjusted EBITDA margin	12.5%	8.5%	13.4%	11.2%

Net loss per diluted share	$(0.25)	$(1.13)	$(0.33)	$(1.20)
Adjusted net income per diluted share	$0.04	$0.03	$0.08	$0.20
Weighted average common shares outstanding - diluted	123,027,759	118,211,168	122,864,345	118,051,090
(1)Represents realized and unrealized gains on the interest rate swap, including amortization of dedesignated cash flow hedge, losses on the disposal of property, plant, and equipment, and unrealized gains (losses) from foreign currency transactions and derivatives.
(2)Represents external legal expenses for litigation, patent and trademark defense.
(3)Represents the amortization expense associated with intangible assets recorded in connection with the 2017 acquisition of Traeger Pellet Grills Holdings LLC.
(4)Represents non-routine operational wind-down costs, non-cash ground lease expense associated with a build-to-suit lease in 2022, as well as write-offs and restoration costs at our wood pellet production facility due to flood damage sustained as a result of a tropical storm.
(5)Represents an adjusted tax rate equal to our annual estimated tax rate on Adjusted Net Income. This rate is based on our estimated annual GAAP income (loss) tax rate forecast, adjusted to account for items excluded from GAAP income (loss) in calculating the non-GAAP financial measures presented above. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates, our estimated tax rate on Adjusted Net Income may differ from our GAAP tax rate and from our actual tax liabilities.
(6)Represents realized and unrealized gains on the interest rate swap, losses on the disposal of property, plant, and equipment, and unrealized gains (losses) from foreign currency transactions and derivatives.